As filed with the Securities and Exchange Commission on January 22, 1999
                                                 Registration No. 333-
================================================================================
                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                FDX CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                         62-1721435
(State or Other Jurisdiction of                            (I.R.S. Employer
    Incorporation or Organization)                        Identification No.)


 6075 Poplar Avenue, Memphis, Tennessee                         38119
(Address of Principal Executive Offices)                      (Zip Code)


            FDX Corporation 1997 Stock Incentive Plan (as amended)
                           (Full Title of the Plan)

                        ------------------------------

                             KENNETH R. MASTERSON
            Executive Vice President, General Counsel and Secretary
                                FDX Corporation
                              6075 Poplar Avenue
                           Memphis, Tennessee 38119
                                (901) 369-3600
                     (Name, Address, and Telephone Number,
                  including area code, of Agent for Service)

                        ------------------------------

<CPTION>

                                     CALCULATION OF REGISTRATION FEE
=============================================================================================================
                                                      Proposed           Proposed              Amount of
Title Of Securities       Amount To Be            Maximum Offering   Maximum Aggregate        Registration
To Be Registered           Registered            Price Per Share(1)    Offering Price(1)           Fee
-------------------------------------------------------------------------------------------------------------
Common Stock,
par value $0.10
per share                 3,000,000 shares            $77.91            $233,730,000            $64,977
=============================================================================================================
(1)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) based upon the average ($77.91) of the high
      ($78.50) and low ($77.3125) sales prices for the Registrant's Common Stock as reported on the New York Stock Exchange on January 21, 1999.

================================================================================


                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


           The documents containing the information specified in "Item 1. Plan Information" and "Item 2. Registrant Information and Employee Plan Annual Information" of Form S-8 will be sent or given to participants of the FDX Corporation 1997 Stock Incentive Plan, as amended, as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not required to be and are not filed with the Securities and Exchange Commission either as part of this Registration Statement or as a prospectus or prospectus supplement pursuant to Rule 424 under the Securities Act and the Note to Part I of Form S-8. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.



                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

           The following documents of FDX Corporation (the "Company") previously filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

           (a) The Company's Annual Report on Form 10-K for the fiscal year ended May 31, 1998 (Commission File No. 333-39483);

           (b) The Company's Quarterly Report on Form 10-Q for the quarter ended August 31, 1998 (Commission File No. 333-39483);

           (c) The Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1998 (Commission File No. 333-39483); and

           (d) The description of the Company's common stock, par value $0.10 per share, contained in Amendment No. 1 to the Company's Registration Statement on Form S-4 (Registration No. 333-39483) filed with the Commission on December 4, 1997.

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

           Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

           Not applicable.

Item 5.    Interests of Named Experts and Counsel.

           The legality of the shares of common stock registered hereunder has been passed upon by George W. Hearn, the Company's Corporate Vice President and Corporate Counsel. As of December 31, 1998, Mr. Hearn owned 6,000 shares of the Company's common stock and held options to purchase 37,750 shares of such common stock. Of the options granted, 10,750 were vested at such date.

Item 6.    Indemnification of Directors and Officers.

           Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director for any breach of the director's duty of loyalty to the corporation or its stockholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for the unlawful payment of dividends, or for any transaction from which the director derived an improper personal benefit.

           ARTICLE THIRTEENTH of the Company's Amended and Restated Certificate of Incorporation (the "Charter") provides that no director shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that ARTICLE THIRTEENTH does not eliminate or limit the liability of a director of the Company (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the unlawful payment of dividends) or any amendment or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit. ARTICLE THIRTEENTH of the Company's Charter does not eliminate or limit the liability of a director for any act or omission occurring prior to the date when ARTICLE THIRTEENTH became effective (December 3, 1997). Neither the amendment nor repeal of ARTICLE THIRTEENTH of the Company's Charter, nor the adoption of any provision of the Charter inconsistent with ARTICLE THIRTEENTH, will eliminate or reduce the effect of ARTICLE THIRTEENTH with respect to any matter occurring, or any cause of action, suit or claim that, but for ARTICLE THIRTEENTH, would accrue or arise prior to such amendment, repeal or adoption of an inconsistent provision.

           Section 145 of the DGCL permits a corporation to indemnify any of its directors, officers, employees or agents who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation (or another enterprise if serving at the request of the corporation), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that his or her conduct was unlawful. In any threatened, pending or completed action or suit by or in the right of the corporation, a corporation is permitted to indemnify any director, officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made if such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which the action or suit was brought shall determine upon application that, despite such adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the court shall deem proper.

           Article III, Section 13 (relating to indemnification of directors) and Article V, Section 18 (relating to indemnification of officers and managing directors) of the Company's Amended and Restated By-laws provide that the Company shall indemnify to the full extent authorized or permitted by the DGCL any person made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person or his or her testator or intestate is or was a director, officer or managing director of the Company or serves or served as a director, officer, employee or agent of any other enterprise at the Company's request.

           The Company also has purchased insurance designed to protect the Company and its directors and officers against losses arising from certain claims, including claims under the Securities Act of 1933, as amended (the "Securities Act").

Item 7.    Exemption from Registration Claimed.

           Not applicable.

Item 8.  Exhibits.

         4.1 Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to Amendment No. 1 to the Company's Registration Statement on Form S-4 (Registration No. 333-39483), filed with the Commission on December 4, 1997, and incorporated herein by reference).

         4.2    Amended and Restated By-laws of the Company (filed as Exhibit
                3.2 to Amendment No. 1 to the Company's Registration Statement on Form S-4 (Registration No. 333-39483), filed with the Commission on December 4, 1997, and incorporated herein by reference).

        *4.3    FDX Corporation 1997 Stock Incentive Plan, as amended.

        *4.4    FDX Corporation 1997 Stock Incentive Plan Stock Option
                Agreement.

        *5.1 Opinion of George W. Hearn, Corporate Vice President and Corporate Counsel of the Company, regarding the legality of the securities being registered.

       *15.1 Letter of Arthur Andersen LLP regarding unaudited interim financial information.

       *23.1    Consent of Arthur Andersen LLP.

       *23.2    Consent of Ernst & Young LLP.

        23.3    Consent of George W. Hearn (included in Exhibit 5.1).

        24.1    Power of Attorney (set forth on the signature page).
-----------------
     *  Filed herewith.


Item 9.    Undertakings.

         (a)    The undersigned Company hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a
                             fundamental change   in  the   information   set
                             forth  in  the   Registration   Statement.
                             Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                  SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, this 22nd day of January, 1999.


                         FDX CORPORATION
                         (Registrant)

                         By:    /s/ James S. Hudson
                                ---------------------------------------
                         Name:  James S. Hudson
                         Title: Corporate Vice President - Strategic Financial
                                Planning and Control



                               POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Alan B. Graf, Jr. and James S. Hudson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                 Capacity                             Date
---------                                 --------                             ----
/s/ FREDERICK W. SMITH         Chairman of the Board, President          January 22, 1999
---------------------------
Frederick W. Smith             and Chief Executive Officer and
                               Director (Principal Executive Officer)

/s/ ALAN B. GRAF, JR.          Executive Vice President and              January 22, 1999
---------------------------
Alan B. Graf, Jr.              Chief Financial Officer
                               (Principal Financial Officer)

/s/ JAMES S. HUDSON            Corporate Vice President -                January 22, 1999
---------------------------
James S. Hudson                Strategic Financial Planning
                               and Control
                               (Principal Accounting Officer)

/s/ ROBERT H. ALLEN            Director                                  January 22, 1999
---------------------------
Robert H. Allen

/s/ ROBERT L. COX              Director                                  January 22, 1999
---------------------------
Robert L. Cox

/s/ RALPH D. DENUNZIO          Director                                  January 22, 1999
---------------------------
Ralph D. DeNunzio

/s/ JUDITH L. ESTRIN           Director                                  January 22, 1999
---------------------------
Judith L. Estrin

/s/ PHILIP GREER               Director                                  January 22, 1999
---------------------------
Philip Greer

/s/  J.R. HYDE, III            Director                                  January 22, 1999
---------------------------
J.R. Hyde, III

/s/ CHARLES T. MANATT          Director                                  January 22, 1999
---------------------------
Charles T. Manatt

/s/ GEORGE J. MITCHELL         Director                                  January 22, 1999
---------------------------
George J. Mitchell

/s/ JACKSON W. SMART, JR.      Director                                  January 22, 1999
---------------------------
Jackson W. Smart, Jr.

                               Director
---------------------------
Joshua I. Smith

/s/ PAUL S. WALSH              Director                                  January 22, 1999
---------------------------
Paul S. Walsh

/s/ PETER S. WILLMOTT          Director                                  January 22, 1999
---------------------------
Peter S. Willmott





                                 EXHIBIT INDEX

Exhibit
Number     Description
------     -----------

  4.1 Amended and Restated Certificate of Incorporation of the Company (filed as Exhibit 3.1 to Amendment No. 1 to the Company's Registration Statement on Form S-4 (Registration No. 333-39483), filed with the Commission on December 4, 1997, and incorporated herein by reference).

  4.2 Amended and Restated By-laws of the Company (filed as Exhibit 3.2 to Amendment No. 1 to the Company's Registration Statement on Form S-4 (Registration No. 333-39483), filed with the Commission on December 4, 1997, and incorporated herein by reference).

 *4.3      FDX Corporation 1997 Stock Incentive Plan, as amended.

 *4.4      FDX Corporation 1997 Stock Incentive Plan Stock Option Agreement.

 *5.1 Opinion of George W. Hearn, Corporate Vice President and Corporate Counsel of the Company, regarding the legality of the securities being registered.

*15.1 Letter of Arthur Andersen LLP regarding unaudited interim financial information.

*23.1      Consent of Arthur Andersen LLP.

*23.2      Consent of Ernst & Young LLP.

 23.3      Consent of George W. Hearn (included in Exhibit 5.1).

 24.1      Power of Attorney (set forth on the signature page).
-----------------
 *  Filed herewith.